                                                             EXHIBIT 99.22(h)(2)

                   AMENDMENT TO THE TRANSFER AGENCY AGREEMENT

      THIS AMENDMENT TO THE TRANSFER AGENCY AGREEMENT (as defined below), is effective as of September 10, 2004, by and between THE VANTAGEPOINT FUNDS, a statutory trust organized under the laws of Delaware (the "Fund") and VANTAGEPOINT TRANSFER AGENTS, LLC, a Delaware limited liability company (the "Transfer Agent").

      WHEREAS, the Fund and the Transfer Agent entered into a Transfer Agency and Administrative Services Agreement dated March 1, 1999 (the "Transfer Agency Agreement"); and

      WHEREAS, the Fund and the Transfer Agent desire to amend the Transfer Agent Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Fund and the Transfer Agent hereby agree as follows:

         1. Amendments. Section 2 of the Transfer Agency Agreement is hereby amended by deleting such Section 2 in its entirety and by inserting in lieu thereof, the following:

                  Compensation. The Fund will compensate the Transfer Agent for the performance of its obligations hereunder the amount set forth in Appendix A as amended from time to time upon approval by the Board of Directors.

                  Appendix A. Appendix A is hereby deleted in its entirety and replaced by the Appendix A attached hereto.

         2. Miscellaneous.

                  (a) Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

                  (b) This amendment may be executed in two or more
                      counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, each party hereto has caused this agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

      VANTAGEPOINT TRANSFER AGENTS, LLC

      By: /s/ Paul F. Gallagher
          -----------------------------------------

      Name:   Paul F. Gallagher

      Title: Secretary

      THE VANTAGEPOINT FUNDS

      By: /s/ Paul F. Gallagher
          -----------------------------------------

      Name:   Paul F. Gallagher

      Title: Secretary

                                   APPENDIX A

      The Fund shall pay the Transfer Agent, as full compensation for services provided and expenses assumed hereunder, a fee for each series of the Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of such series:

                                                                                                EFFECTIVE
                      FUND                                       RATE OF COMPENSATION              DATE
-----------------------------------------------------            --------------------           ---------
Vantagepoint Money Market Fund                                           0.35%                   3/1/1999
Vantagepoint Income Preservation Fund                                    0.35%                   3/1/1999
Vantagepoint US Government Securities  Fund                              0.35%                   3/1/1999
Vantagepoint Asset Allocation Fund                                       0.35%                   3/1/1999
Vantagepoint Equity Income Fund                                          0.35%                   3/1/1999
Vantagepoint Growth & Income Fund                                        0.35%                   3/1/1999
Vantagepoint Growth Fund                                                 0.35%                   3/1/1999
Vantagepoint Aggressive Opportunities Fund                               0.35%                   3/1/1999
Vantagepoint International Fund                                          0.35%                   3/1/1999
Vantagepoint Core Bond Index Fund                                Class I shares:  0.30%          3/1/1999
                                                                 Class II shares: 0.10%
Vantagepoint 500 Stock Index Fund                                Class I shares:  0.30%          3/1/1999
                                                                 Class II shares: 0.10%
Vantagepoint Broad Market Index Fund                             Class I shares:  0.30%          3/1/1999
                                                                 Class II shares: 0.10%
Vantagepoint Mid/Small Company Index Fund                        Class I shares:  0.30%          3/1/1999
                                                                 Class II shares: 0.10%
Vantagepoint Overseas Equity Index Fund                          Class I shares:  0.30%          3/1/1999
                                                                 Class II shares: 0.10%
Vantagepoint Model Portfolio Savings Oriented Fund                       0.00%                  12/1/2000
Vantagepoint Model Portfolio Conservative Growth Fund                    0.00%                  12/1/2000
Vantagepoint Model Portfolio Traditional Growth Fund                     0.00%                  12/1/2000
Vantagepoint Model Portfolio Long Term Growth Fund                       0.00%                  12/1/2000
Vantagepoint Model Portfolio All-Equity Growth Fund                      0.00%                  12/1/2000

                                                                                                EFFECTIVE
                      FUND                                       RATE OF COMPENSATION              DATE
-----------------------------------------------------            --------------------           ---------
Milestone Retirement Income Fund                                         0.00%                   1/3/2005
Milestone 2010 Fund                                                      0.00%                   1/3/2005
Milestone 2015 Fund                                                      0.00%                   1/3/2005
Milestone 2020 Fund                                                      0.00%                   1/3/2005
Milestone 2025 Fund                                                      0.00%                   1/3/2005
Milestone 2030 Fund                                                      0.00%                   1/3/2005
Milestone 2035 Fund                                                      0.00%                   1/3/2005
Milestone 2040 Fund                                                      0.00%                   1/3/2005